SALES-PURCHASE CONTRACT OF NOMINAL SHARES CELEBRATED BY: A) ING. EMILIO ACUNA PERALTA BY HIS OWN RIGHT AND REPRESENTIN MR. CARLOS ACUNA ARANDA HEREIN AFTER NAMED "THE SELLER" AND B) CORPORACION AMERMIN, S.A. DE C.V. REPRESENTED IN THIS ACT BY ING. RAMIRO TREVIZO LEDEZMA IN HIS CHARACTER AS SOLE ADMINISTRATOR AND WHO HEREIN AFTER WILL BE CALLED "AMERMIN PURCHASER" AND C) ING. RAMIRO TREVIZO LEDEZMA BY HIS OWN RIGHT AND WHO HEREIN AFTER WILL BE CALLED "TREVIZO PURCHASER"; SAME PARTIES THAT SUBJECT THEMSELVES TO THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

A. "The Seller" declares that:

1. He is of Mexican nationality, native of the town of Cumpas, State of Sonora; born on the 19th October 1950; married to Mrs. Rosa Emma Sanchez de Acuna under the bond of separation of goods and that his address is: Av. Independencia number 3010, Colonia Santa Rosa of the same city of Chihuaua, Chih., and Federal Taxpayers Registry number AUPE501019SP6; likewise, he declares to be current in his income tax and able to commits himself and contract.

2. That he is title holder of 1700 (One thousand seven hundred) shares, totally paid for, representing 85% (Eighty five per cent) of the mercantile society's social capital known as Compania Minera La Escuadra, S.A. de C.V., same shares that are free of any responsibility and encumbrance, lien or any other restriction of dominion.

3. That he is representing Mr. Carlos Arnoldo Acuna Aranda who is title holder and in possession of 300 (Three hundred) shares, free of any encumbrance, lien or any other restriction of dominion; totally paid for and representing 15% (Fifteen per cent) of the social capital of Compania Minera La Escuadra, S.A. de C.V. Such representation was granted to him at the city of Chihuahua, Chih., on the 21st day of July 2006 through Special Power for Acts of Dominion, conferred before Notary Public number 28 that he might celebrate under the terms he deems convenient, a shares Sales-Purchase contract with Corporacion Amermin, S. A. de C. V. and Ing. Ramiro Trevizo Ledezma as purchasers, relative to the totality of the 300 (Three hundred) shares of Compania Minera La Escuadra, S.A. de C.V. and representing the social capital of such Society; to celebrate and sign any necessary document to carry out the operation, inclusive of the faculty to endorse in ownership the shares or, be it the case, the certificate of contribution in favor of Corporacion Amermin, S.A. de C.V. and of its Legal Representative, Ing. Ramiro Trevizo

Ledezma; to vote and adopt in writing resolutions taken out of Assembly with the same validity as if taken in a meeting of a General or Special Assembly; to name managers or administrators inclusive of the faculty to set time limits, modes and conditions for such nomination; to be irrevocable; dispense the guarantee to insure the responsibilities that the managers or administrators might commit themselves to during the performance of their duties; to receive payment and values and to extend receipts: Negotiate; obtain and accept the granting of real and personal guarantees from third parties; adopt and subscribe all types of acts, documents, resignations, instruments or related attachments necessary to formalize the resolutions and agreement adopted on the Society's administration, including the celebrating of all kinds of contracts and agreements be these private or before Public Broker or any other officer in need of knowledge of matters convenient or necessary to follow through with the operation.

4. That Compania Minera La Escuadra, S.A. de C.V. is a mercantile society established in the city of Chihuahua, Chih., on the 23rd day of the month of November 1984 through writ number 5979 granted before Notary Public number 21, and registered on the 18th February 1985 under inscription number 105, and Folio 27 of Book 379 of the Section of Commerce of the Public Registry of Commerce of the city of Chihuahua, Chih.; and that its object is: a) Acquire through request before the Secretary of Energy, Mines and Government Dependant Industries or by any other legal means, mining concessions including those within National reserves referred to in fraction III of Article 72 of the Ruling Law of the 27th Constitutional Article in current mining matters, in addition of tailings and earth dumps for exploration and exploitation of all kinds of metallic and non metallic minerals; b) acquire and set up ore dressing and metallurgical plant 3 for the mechanical and metallurgical treatment of the substances referred to as well as to carry out foundry and refining operations with same substances be this of our property or from third parties and to obtain through request or any other legal means concessions for this kind of operations when required and in conformity with the mentioned Mining Law; c) Buy, sell and in general carry out any kind of acts of commerce with metallic and non metallic minerals, as well as of the products derived from same; d) extend all kinds of technical and administration services to industrial and trade companies in general and especially to mining and metallurgical; e) acquire and negotiate under legal terms all types of shares, participations and values in other societies and associations, as well as to acquire, alienate, encumber, lien and emit all kinds of titles of credit, effects of commerce and other similar acts; f) purchase, sell and dispose of all kinds of personal and real estate property necessary for the purpose of its object; g) acquire concessions for the benefit of water usage necessary for the production of electric power and mining exploration; h) in general, carry out all kinds of acts and contracts necessary for the accomplishment of its social object.

5. That Compania Minera La Escuadra, S.A. de C.V. is title holder of the mining concession rights of the lots detailed following, located in the Municipality of Bacoachi, State of Sonora and that hereafter will be termed "The Lots":

NAME OF LOT

TITLE

TYPE

SURFACE

Dos Amigos

222511

Exploitation

24.4306 Hectares

El Picacho

161838

Exploitation

2 1.0000 Hectares

Picacho I

222925

Exploitation

2,155.6890

Hectare

Mis Recuerdos

214776

Exploitation

2.1708 Hectares

Picacho II

218818

Exploitation

448.5564 Hectares

Picacho III

222789

Exploitation

4.9217 Hectares

Creston

226154

Exploitation

84.0000 Hectares

6. That the mining concessions described above are current in their obligation that the Mining Law and its Ruling impose on title holders of same, and they are not or have not incurred in situations or infractions that might cause their cancellation.

7. Likewise, it declares that it is an established company and in the event that due to its conduct, a problem or an obligation might arise derived from the Labor, Fiscal or Social Security Matter Laws, it personally assumes the responsibility as seller of the society's shares, the joint responsibility and compromise of putting a solution to any problem and, be it the case, to pay for such obligations that might stem out from a prior date to the date of signature of this contract.

8. That Compania Minera La Escuadra, S.A. de C.V. has established a temporary release of rights contract with the Mexicana. de Cobre, S.A. de C.V. corporation for the exploration and exploitation of the mining concession detailed following:

NAME OF LOT

TITLE

TYPE

SURFACE

Unificacion Rey

206327

Exploitation

      495.3292

de Oro

      Hectares

The referred temporary release of rights contract is current up to the 01 November 2006.

9. That Compania Minera La Escuadra, S.A. de C.V. has an established contract with the Mexicana de Cobre, S.A. de C.V. corporation for the supply of materials that holds them together in a labor and production relationship; however, payments from Mexicana de Cobre, S.A. de C.V. delays these approximately 90 natural days against delivery of invoice fulfilling all fiscal requirements.

10. That in the assets of Compania Minera La Escuadra, S.A. de C.V. are included those personal properties that are listed in the equipment inventory which, having been duly signed in conformity by both parties, is attached as an integral part of this present contract as Appendix "A"".

11. That currently there exists between "The Seller" and the land tenants and commoners of the area where the mining lots are located as referred in numerals 5 & 8 of Declaration of this present contract, various agreements whereby "The Seller" is committed to carry out works, roads, dams, reservoirs, cattle guards, etc. Such work are carried out with Compania Minera La Escuadra, S.A. de CN. resources as a counter benefit for the acquisition of permits from the land tenants and commoners allowing for access to "The Lots".

12. That the exploitation tasks and current operations by Compania Minera La Escuadra, S.A. de CN. being carried out at the ore dressing plant located in the Municipality of Bacoachi, State of Sonora same that is listed in the relation of personal property referred in numeral 10 of the Declaration of this present contract and that is described in Appendix "A".

13. "The Seller" declares that most of the equipment and machinery, property of Compania Minera La Escuadra, S.A. de C.V., is installed in premises approximately 10 hectares in surface, 10 meters off the high way joining Canine and Bacoachi and distant 2 kilometers from the town of Bacoachi, Sonora.. Said premises are owned by the Bacoachi commoners. "The Seller" has an agreement established with such people for the use of said land for a period of 15 years. To date it has paid in advance an 8 years usage and there still remains a 7 years pending debt which must also be paid in advance, an amount of $70,000.00 Mexican Currency (Seventy thousand Mexican Pesos).

B. "Amermin Purchaser" declares that:

1. That it is a mercantile society established in accordance to Mexican laws, in the city of Chihuahua, State of Chihuahua on the 9th August 1995 as per Writ 9311 of Volume 173, authorized on the I 10th August 1995 by Notary Public number 2 for the Morelos Judicial District of the State of Chihuahua; inscribed in the Public Registry of Commerce per Folio of the Registry's Administration System number 21164* 10; its Federal Taxpayers Registry to be number CAM.950810-K77; and that its social object is the purchase, sale, acquisition by whatever concept, lien, trade, import and export of all kinds of mineral and related articles with the mining, and metallurgical industry in general, with civil engineering and with construction in general; and that it is able, among other activities, to acquire mining concessions for exploration and exploitation, contractual rights on exploration and exploitation of any kind of minerals, as well as to alienate, encumber or in any other way arrange of such mining concessions and rights; to exploit earth dumps, tailings, grease pile, drosses and any other kind of articles or materials related to its social object.

2. That its legal representative has been endowed with the broadest faculties and General Powers for Litigation and Collection, Administration Acts and of Dominion to manage the business and the social goods, as stated and proven in the Society's Constitution Writ and that have not been revoked or limited in any way whatsoever and thus, he is vested with all the legal faculties to celebrate this present contract

3.- That he has the judicial capacity, the economic and technical resources and the knowledge to instrument the necessary acts to execute the object of the present contract.

4.- Parties jointly manifest that it is their free will to celebrate this present instrument within the framework of the Mining Law, the Code of Commerce, the General Law of Mercantile Societies, the General Law of Titles and Credit Operations, the Federal Civil Code and the Civil Code for the State of Chihuahua in their substantial parts as pertaining to legal processes in order to leave testimony of the conventions that each party accepts, as there is no error, deceit or ill faith; that they are in agreement to ratify this present instrument before Notary Public or Public Broker and carry out procedures for inscription before the Public Registry of Commerce and in the Public Registry of Mines an so, they commit themselves to comply to it in all of its parts.

C.- "Trevizo Purchaser" declares that:

1. He is of Mexican nationality, native of _________________________________________

born on the____________ of the month of ______________________year__________.  Is married under the bond of separation of goods and that his address is at Calle Ankara number 1800, Colonia Mirador of this city of Chihuahua; his Federal Tax Payers Registry is_________: likewise, he declare to be current on his income tax and able to oblige himself and to contract.

2. That his activity is: _____________________________

D).- All parties concerned declare:

I.-That it is their wish and free will to celebrate this present Sale-Purchase Contract within the framework of the Mini rig Law, the Code of Commerce, the General Law of Mercantile Societies, the General Law of Titles and Credit Operations, the Federal Civil Code and the Civil Code for the State of Chihuahua in their substantial part pertaining to legal processes, in order to reinstate the convention that each party accepts, and that there is no error, deceit or ill faith on the part of any.

2. That he is endowed with the legal capacity and fully empowered to celebrate this present sales-purchase contract.

3.- That it is his wish to submit this present sales-contract contract to the obligations of the following:

CLAUSES

FIRST.- By virtue of this present contract, "The Seller" will transfer on first instance to "Amermin Purchaser" 1940 nominal shares of the social capital of the mercantile society known as Compania Minera La Escuadra, S.A. de C.V. as well as the quality and rights of partnership and, on second instance, will transfer to "Trevizo Purchaser" 60 nominal shares of the social capital of Compania Minera La Escuadra, S.A. de C. V. as well as the quality and rights of partnership under the terms established in this contract.

SECOND.- The price of the nominal share 3 and, consequently, of the transfer of quality and rights of partnership, are:

1. For "Amermin Purchaser", the amount of $485,000.00 USD (Four hundred eighty five thousand 00/000 USD), and

2. For "Trevizo Purchaser", the amount of $15,000.00 USD (Fifteen thousand 00/000 USD).

THIRD "Amermin Purchaser" commits himself by virtue of this present contract to pay to "Seller" the agreed price through an advance or down payment for the amount of $17,321.43 USD (Seventeen thousand and three hundred and twenty one 43/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment, such, as en the signature of this present contract and the balance, an amount of $46.7,678.57 USD (Four hundred sixty seven thousand and six hundred and seventy eight 57/000 USD) according to the following schedule of payments:

1. On the 6th month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 2007, the amount of $17,321.43 USD (Seventeen thousand and three hundred and twenty one 43/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

2. On the 12th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) August 2007, the amount of $20,785.71 USD(Twenty thousand and seven hundred and eighty five 71/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

3. On the 17th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) January 2008, the amount of $27,714.29 USD (Twenty seven thousand and seven hundred and fourteen 29/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

4. On the 22nd month as of the date of signature of this present contract, that to say, on the 30th (Thirtieth) August 2008, the amount of $34,642.86 USD (Thirty four thousand six hundred and forty two 86/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to -late of payment.

5. On the 27th month as of the date of signature of this present contract, that to say, on the 30th (Thirtiest) November 2008, the amount of $34,642.86 USD (Thirty four thousand six hundred and forty two 86/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

6. On the 32nd month as of the date of signature of this present contract, that to say, on the 30th (Thirtiest) April 2009, the amount of $48,500.00 USD (Forty eight thousand and five hundred USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

7. On the 37th month as of the date of signature of this present contract, that to say, on the 30th (Thirtiest) September 2009, the amount of $48,500.00 USD (Forty eight thousand and five hundred USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

8. On the 42nd month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 2010, the amount of $55,428.57 USD (Fifty five thousand and four hundred and twenty eight 57/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

9. On the 48th month as of the date of signature of this present contract, that to say, on the 31st (Thirsty first) August 20 10, the amount of $55,428.57 USD (Fifty five thousand and four hundred and twenty eight 57/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

10. On the 54th month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 2011, the amount of $62,357.14 USD (Sixty two thousand and three hundred and fifty seven 14/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

11. On the 60th month as of the date of signature of this present contract, that to say, on the 31st (Thirsty first) August 2011, the amount of $62,357.14 USD (Sixty two thousand and three hundred and fifty seven 14/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

FOURTH.- "Trevizo Purchaser" commits himself by virtue of this present contract to pay to "Seller" the agreed price- through advance or down payment the amount of $535.71 USD (Five hundred and thirty five 71/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment and the balance, an amount of $14,464.29 USD (Fourteen thousand and four hundred and sixty four 29/000 USD) according to the following schedule of payments:

1. On the 6th month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 2007, the amount of $535.71 USD (Five hundred and thirty five 71/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

2. On the 12th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) August 2007, the amount of $642.86 USD (Six hundred and forty two 86/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

3. On the 17th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) January 2008, the amount of $857.14 USD (Eight hundred and fifty seven 14/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

4. On the 22nd month as of the date of signature of this present contract, that to say, on the 30th (Thirtieth) June 2008, the amount of $1,071.43 USD (One thousand and seventy one 43/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

5. On the 27th month as of the date of signature of this present contract, that to say, on the 30th (Thirtieth) November 2003, the amount of $1,071.43 USD (One thousand and seventy one 43/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

6. On the 32nd  month as of the date of signature of this present contract, that to say, on the 30th (Thirtieth) April 2009, the amount of $1,500.00 USD (One thousand and five hundred USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

7. On the 37th month as of the date of signature of this present contract, that to say, on the 30th (Thirtieth) September 2009, the amount of $1,500.00 USD (One thousand and five hundred USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

8. On the 42nd month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 9' .0 10, the amount of $1,714.29 USD (One thousand and seven hundred and fourteen 29/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

9. On the 48th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) August 2010, -.he amount of $1,714.29 USD (One thousand and seven hundred and fourteen 29/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

10. On the 54th month as of the date of signature of this present contract, that to say, on the 28th (Twenty eighth) February 2011, the amount of $1,928.57 USD (One thousand and nine hundred and twenty eight 57/000 USD) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

11. On the 60th month as of the date of signature of this present contract, that to say, on the 31st (Thirty first) August 2011, the amount of $1,928.57 USD (One thousand and nine hundred and twenty eight 57/000 USD)) or its equivalent in National Currency per the rate of exchange published by the Federal Official Newspaper of the previous day to date of payment.

FIFTH.- Both parties convene by virtue of this contract in that all payments referred to in clauses third and forth, must be done by "Amermin Purchaser" and "Trevizo Purchaser" without need of prior reminder of payment and at the offices of these latter located on Calle Ankara number 1800, Colonia Mirador, city of Chihuahua. Likewise, parties convene in granting a time of grace of thirty natural days to exercise payment.

SIXTH.- "Amermin Purchaser" and "Trevizo Purchaser" commit themselves to comply with the obligations contracted by "Seller" as stated in the letter A) of the Declaration, numeral 11 of this present contract, with the ranchers, land tenants and commoners owners of the premises where "The Lots" are located and of the land adjoining the access roads to the mining concessions and the ore dressing plant. Such obligations include but are not limited to the good care of fences, doors, livestock and ranch installations. Likewise, they must carry out periodical maintenance work on roads and dams. In general, "Amermin Purchaser" and "Trevizo Purchaser" oblige themselves to a good neighbor policy with ranchers, land tenants and commoners.

SEVENTH.- Furthermore, "Amermin Purchaser" and "Trevizo Purchased", per this clause, commit themselves to pay the amount of $70,000.00 Mx. Cy. (Seventy thousand Pesos Mexican Currency) to the Bacoachi commoners, owners of the land where the ore dressing plant and the machinery are located, the concept of which is land use as mentioned in the Declaration, numeral 13, letter A) of this present contract.

EIGHTH.- Due to the fact that Compania Minera La Escuadra, S.A. de C.V. is a company currently in operation and complying with contract celebrated with the Mexicaba de Cobre, S.A. de C.V. corporation as referred in Declaration numeral 9 of this present contract, "Purchaser Amermin" and "Purchaser Trevizo" oblige themselves to allow "Seller" in name of Compania Minera La Escuadra, S.A. de C.V. and/or who this latter appoints, to comply to such contract up to the 3 Is' December 2006; "Seller" with his own means will be delivering materials object of said contract. On account of the previous, it being work and means of "Seller", it is expressly agreed that "Amermin Purchaser" and "Trevizo Purchaser" will extend to "Seller" the amount corresponding to materials delivery and payments generated by such concept less the Added Value Tax (IVA) sum, under the understanding that such payments and amounts take, at times, several months to be paid for, after material delivery to client: Mexicana de Cobra, S.A. de C.V.

NINTH.- "Amermin Purchaser" and "Trevizo Purchaser" commits themselves to invest a minimum of $300,000.00 USD (Three hundred thousand USD) in the construction and termination of the works initiated at the ore dressing plant, located in the Municipality of Bacoachi, Sonora during the first year, starting as of the date of signature of this present contract, consisting of the following tasks as minimum:

- Finish construction at offices, warehouses, shops, dorms, dining rooms, etc.

- Contract for commercial electricity service offered by the Federal Electric Commission (CFE)

- Carry out the paper work to obtain the Ecological permits for the operation of the plant and mines.

- Replace plant's ball mill liners.

- Waterproof the water dam.

- Recondition two Scooptrams.

- Recondition drilling equipment.

- Finish the construction of the mine camp installations.

- Drill at least 6 bores in order to quantify new reserves at mines.

TENTH.- Operations and tasks referred in the previous clause must be proven to "Seller" or to the person appointed by "Amermin Purchaser" and/or "Trevizo Purchaser" and thus these latter commits themselves in this act to guarantee access to the ore dressing plant and to the mining lots for supervision and inspection of operations and tasks carried out; likewise, through proof of results practiced to the bores drilled at "Lots" by lab analysis and sampling, etc.

ELEVENTH.- Both parties expressly agree that in the event this present contract does not follow through by causes imputable to "Amermin Purchaser", "Trevizo Purchaser" or by force majeure, fortuitous or Nature's occurrences or by manifest cancellation or termination of the contract under the terms of the THIRTEENTH CLAUSE, all payments incurred in will remain in favor of "Seller", and this latter will not be in the obligation of reimbursing them. Likewise, "Amermin Purchaser" and "Trevizo Purchaser" commits themselves to return the title holding of the nominal shares of Compania Minera La Escuadra, S.A. de C.V. and all of its assets in good operation conditions. Any and all improvements undertaken at the ore dressing plant, offices, roads, equipment and machinery reconditioning, etc., will remain in favor of "Seller".

TWELFTH.- Both parties agree in that, according to the dispositions set in the Mining Law, the Code of Commerce, the General Law of Mercantile Societies, the General Law of Titles and Credit Operations, the Federal Civil Code and the Civil Code for the State of Chihuahua, causes for cancellation of this present contract will be the non compliance by any of the parties to the obligations contracted in the context of the clauses of this present sales-purchase contract.

THIRTEENTH.- Both parties expressly convene in that this present sales-purchase contract can only be terminated in advance in the event that it so is convenient to the interests of both parties and termination will be carried out in writing and signed in conformity by both involved.

FOURTEENTH.- By virtue of this present contract and during its current status "Amermin Purchaser" and "Trevizo Purchaser" commits themselves not to encumber, cede, trespass or lease or permit the use of to third parties the goods its acquires though the purchase of the titles on account of the purchase of the shares of the company, as well as of the rights granted by "The Lots", without having previously obtained full written consent by "Seller".

FIFTEENTH.- "Amermin Purchaser" and "Trevizo Purchaser" commits themselves to use the equipment and goods of which they acquire title through the acquisition of the company's shares only to work and to satisfy the end motives within "The Lots" and thus they cannot move or change such assets to other localities as long as the current status of this present contract is standing.

SIXTEENTH.- "Amermin Purchaser" and "'Trevizo Purchaser" commits themselves to keep "The Lots" in current status as well as the lot referred to in letter A) of numeral 8 and to comply to all requirements of law to such an end, which include, but are not limited by proof of works carried out, technical reports, answer to requests by the General Directorship of Mines, payment of semesters' rights, requests for exploitation in exploration lots, etc.

SEVENTEENTH.- Both parties agree to ratify this present sales-purchase contract before Notary or Public Broker.

EIGHTEENTH.- For all legal purposes derived from this present contract or for any notification between the parties, they state their addresses as follows:

"Amermin Purchaser"

Corporacion Amermin, S.A. de C.V.

Calle Ankara 1800

Colonia Mirador

Chihuahua, Chih.

"Trevizo Purchaser"

Ing. Ramiro Trevizo Ledesma

Calle Ankara 1800

Colonia Mirador

Chihuahua, Chih.

"Seller"

Compania Minera La Escuadra, S.A. de C V.

Av. Independencia N' 3010

Colonia Santa Rosa

Ing. Emilio Acuna Peralta

Chihuahua, Chili.

NINETEENTH.- Both parties convene that in case of controversy, interpretation or to demand compliance to this present contract, they expressly submit and subject themselves to the jurisdiction of the Law Courts of the city of Chihuahua, Chih., expressly renouncing in this act to the benefits that might correspond to them by reason of their current or future domiciles.

Both parties understanding the legal reach and content of the Declarations and Clauses before mentioned, they ratify them in each and all of their parts and sign the present contract in the city of Chihuahua, Chih., on the 31st  day of the month of August 2006.

________________________

"Amermin Purchaser" and "Trevizo Purchaser"

 Ing Ramiro Trevizo Ledezma by his own right

 And as Sole Administrator of

Corporacion Amermin, S.A. de C.V.

___________________________

"The Seller"

Ing Emilio Acuna Peralta by his own right and

 representing C. Lic. Carlos Arnoldo Acuna Aranda